Exhibit T3C-4

LUCKIN COFFEE INC.

and

THE ENTITIES LISTED ON SCHEDULE I HERETO

as Subsidiary Guarantors

and

THE BANK OF NEW YORK MELLON

as Trustee, Common Security Agent, Paying Agent, Registrar and Transfer Agent

_______________

Series C Supplemental Indenture

Dated as of [ ], 2022

_______________

Zero Coupon Series C Senior Secured Notes due 2023

_______________

SERIES C SUPPLEMENTAL INDENTURE, dated as of [ ], 2022, (this “Series C Supplemental Indenture”), among Luckin Coffee Inc., an exempted company incorporated under the laws of Cayman Islands (the “Company”), the entities listed in Schedule I hereto collectively as the initial Subsidiary Guarantors and The Bank of New York Mellon, a banking corporation organized and existing under the laws of the State of New York, as the Trustee, the Common Security Agent, the Paying Agent, the Registrar and the Transfer Agent.

Recitals of The Company

WHEREAS, on July 10, 2020, a creditor of the Company filed a winding up petition against the Company in the Grand Court of the Cayman Islands (the “Cayman Court”);

WHEREAS, on July 15, 2020, the Cayman Court ordered Alexander Lawson of Alvarez & Marsal and Wing Sze Tiffany Wong of Alvarez & Marsal be appointed as the joint provisional liquidators (the “Joint Provisional Liquidators”) of the Company to develop and propose a restructuring of the Company’s indebtedness in a manner designed to allow the Company to continue as a going concern (the “Restructuring”);

WHEREAS, on March 16, 2021, the Company entered into a restructuring support agreement (the “RSA”) with holders of a majority (the “Majority Ad Hoc Group”) of Luckin Coffee’s $460 million 0.75% Convertible Senior Notes due 2025 (the “Existing Notes”) and implemented the Restructuring and the RSA through the Noteholder Scheme of Arrangement, which was approved by the requisite majority of creditors on November 30, 2021, and sanctioned by the Cayman Court on December 13, 2021;

WHEREAS, the Company and each Subsidiary Guarantor has heretofore executed and delivered to the Trustee an Indenture (the “Base Indenture”), dated as of [ ], 2022 (as supplemented by this Series C Supplemental Indenture, collectively, the “Indenture”), providing for the issuance from time to time of one or more series of Notes;

WHEREAS, the Company has duly authorized the issue of its senior secured notes in three series (Series A, Series B and Series C) as contemplated by the Restructuring, the RSA and the Noteholder Scheme of Arrangement (together, the “Notes”) in accordance with the terms of the Base Indenture;

WHEREAS, Section 10.01 of the Base Indenture provides that the Company, the Subsidiary Guarantors and the Trustee may, without the consent of any Holders of Notes, enter into an indenture supplemental to the Base Indenture to establish the form or terms of Notes of any series as permitted by Sections 2.04 of the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery of this Series C Supplemental Indenture to provide for the issuance of $[ ] aggregate principal amount of its Zero Coupon Series C Senior Secured Notes due 2023 (the “Series C Notes”); and

WHEREAS, the Company has requested and hereby requests that the Trustee execute and deliver this Series C Supplemental Indenture; all the conditions and requirements necessary to make this Series C Supplemental Indenture, when duly executed and delivered, a valid and binding agreement in accordance with its terms and for the purposes herein expressed, have been performed and fulfilled; and the execution and delivery of this Series C Supplemental Indenture have been duly authorized in all respects.

NOW THEREFORE, THIS SERIES C SUPPLEMENTAL INDENTURE WITNESSETH: For and in consideration of the premises and the issuance of the series of Securities provided for herein, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree as follows:

ARTICLE 1

RELATION TO THE BASE INDENTURE; DEFINITIONS; RULES OF CONSTRUCTION

Section 1.1 Relation to the Base Indenture. This Series C Supplemental Indenture provides for the issuance of the Series A Notes pursuant to the Base Indenture.

Section 1.2 Definitions. For all purposes of this Series C Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section 1.2.

“Base Indenture” has the meaning set forth in the recitals hereto.

“Deposit Date” means the 60th calendar day prior to the Series A Maturity Date.

“Deposit Default” has the meaning assigned to such term in the Series A Supplemental Indenture.

“Final Maturity Date”means [ ], 2023.

“Indenture” has the meaning set forth in the recitals hereto.

“Interest Payment Date” means, to the extent applicable, [ ] and [ ] of each year, commencing on [ ], 2022 and ending on the Final Maturity Date.

“Interest Record Date” means, with respect to an Interest Payment Date, the date that is 15 calendar days immediately preceding such Interest Payment Date.

“New Notes A Take-out” means on or prior to the New Notes A Maturity Date, the New Notes A are paid in full in cash (including any accrued and unpaid interest, which, for the avoidance of doubt, includes any Additional Interest) or otherwise cease to be outstanding.

“Original Issue Date” means [ ], 2022.

“Pledged Account” has the meaning assigned to such term in the Series A Supplemental Indenture.

“Repayment Default” means the failure by the Company to repay or repurchase the Series A Notes in full, in cash, on or before the Series A Maturity Date.

“Series A Notes” has the meaning assigned to such term in the Series A Supplemental Indenture.

“Series B Notes” has the meaning assigned to such term in the Series B Supplemental Indenture.

“Series C Notes” has the meaning set forth in the recitals hereto.

“Series A Maturity Date” has the meaning assigned to such term in the Series A Supplemental Indenture.

“Series A Supplemental Indenture” means, the Series A supplemental indenture to the Base Indenture entered into on the Original Issue Date by and among the Company, the Initial Subsidiary Guarantors, the Trustee, the Common Security Agent, the Paying Agent, the Registrar and the Transfer Agent pursuant to which the Series A Notes will be issued.

“Series B Supplemental Indenture” means, the Series B supplemental indenture to the Base Indenture entered into on the Original Issue Date by and among the Company, the Initial Subsidiary Guarantors, the Trustee, the Common Security Agent, the Paying Agent, the Registrar and the Transfer Agent pursuant to which the Series B Notes are issued.

“Series C Supplemental Indenture” has the meaning set forth in the introductory paragraph hereof.

“Specified Notes” means the Series A Notes and Series B Notes.

Section 1.3 Rules of Construction. For all purposes of this Series C Supplemental Indenture, except as expressly provided or unless the context otherwise requires:

(a)       capitalized terms used herein without definition shall have the meanings specified in the Base Indenture;

(b)       all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Series C Supplemental Indenture;

(c)       the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Series C Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision;

(d)       “including” means including without limitation;

(e)       “will” shall be interpreted to express a command;

(f)       in the event of a conflict with the definition of terms in the Base Indenture, the definitions in this Series C Supplemental Indenture shall control; and

(g)       unless the context otherwise requires, any reference to interest on, or in respect of, any Series C Note in this Indenture refers solely to the Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03 of the Base Indenture.

ARTICLE 2

TERMS OF THE Series C Notes

Section 2.1 Title of the Series C Notes. There is hereby established by this Series C Supplemental Indenture a separate series of Notes under the Indenture, designated as the “Zero Coupon Series C Senior Secured Notes due 2023.”

Section 2.2 Limitation on Aggregate Principal Amount.

(a)       The Series C Notes are initially limited in aggregate principal amount to $[ ]. The Company may, from time to time, without the consent of Holders of the Series C Notes but pursuant to the Noteholder Scheme of Arrangement, issue additional Series C Notes under the Indenture. Any such additional Series C Notes and the Series C Notes will constitute and otherwise be treated as a single series for all purposes under the Indenture; provided that if the additional Series C Notes are not fungible with the Series C Notes for United States federal income tax purposes, the additional Series C Notes will have a separate CUSIP number.

Section 2.3 Terms of the Series C Notes.

(a)       DTC is hereby designated as the Depositary for the Series C Notes, which shall be issued in the form of Global Notes as further provided in Section 2.04 of the Base Indenture.

(b)       Unless a New Notes A Take-out has occurred, the principal of the Series C Notes (including any accrued and unpaid Additional Interest) is payable on the Final Maturity Date.

(c)       The Series C Notes do not bear regular interest and the principal amount of the Series C Notes will not accrete. Additional Interest, if any, will be payable in arrears on each Interest Payment Date following accrual. The Additional Interest so payable will be paid to the person in whose name the Series C Notes are registered at the close of business on the corresponding Interest Record Date.

(d)       Unless a New Notes A Take-out has occurred, the entire principal amount of the Series C Notes (including any accrued and unpaid Additional Interest) shall be payable upon the acceleration of the maturity thereof pursuant to Section 6.02 of the Base Indenture.

(e)       The Series C Notes shall have such other terms and provisions as are provided in the form thereof set forth in Exhibit A hereto, which terms and provisions are hereby expressly made a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Series C Supplemental Indenture expressly agree to such terms and provisions and to be bound thereby. Except as otherwise expressly permitted by the Indenture, all Series C Notes shall be identical in all respects. Notwithstanding any differences among them, all Series C Notes issued under the Indenture, including any Series C Notes issued after the date hereof pursuant to and in accordance with the terms hereof, shall vote and consent together on all matters as one class.

Section 2.4 Mandatory Redemption. Upon the occurrence of the New Notes A Take-out (if at all), the Company shall redeem all outstanding Series C Notes (including any accrued and unpaid Additional Interest) for $0.00 on the fifth Business Day following the New Notes A Take-out in accordance with the Applicable Procedure Procedures (if the Series C Notes are in global form), regardless of whether a Default or an Event of Default has occurred under the Series C Notes. To redeem the Series C Notes according to this Section 2.4, the Company shall, on or shortly prior to the date of the New Notes A Take-out, give notice of redemption to the Trustee and the Holders of the Series C Notes. If the New Notes A Take-out does not occur as of the New Notes A Maturity Date, such failure shall constitute a Repayment Default and the Company’s right to redeem all outstanding Series C Notes for $0.00 shall expire.

ARTICLE 3

MISCELLANEOUS PROVISIONS

Section 3.1 Ratification. The Base Indenture, as supplemented and amended by this Series C Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed and the Base Indenture and this Series C Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Series C Notes. All provisions included in this Series C Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law.

Section 3.2 Counterparts. This Series C Supplemental Indenture may be manually or electronically executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart signature page of this Supplemental Indenture by electronic transmission shall be effective as delivery of a manually executed counterpart of this Indenture and shall have the same legal validity and enforceability as a manually executed signature to the fullest extent permitted by applicable law. Any electronically signed document delivered via e-mail from a person purporting to be an authorized officer shall be considered signed or executed by such authorized officer on behalf of the applicable person and will be binding on all parties hereto to the same extent as if it were manually executed. The Company and the Trustee shall not have any duty to inquire into or investigate the authenticity or authorization of any such electronic signature and shall be entitled to conclusively rely on any such electronic signature without any liability with respect thereto.

Section 3.3 Governing Law. THIS SERIES C SUPPLEMENTAL INDENTURE AND THE SERIES C NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING THE STATUTE OF LIMITATIONS THEREUNDER).

Section 3.4 Trustee. The Trustee makes no representations as to, and shall not be responsible for, the validity, sufficiency or adequacy of this Series C Supplemental Indenture or the Series C Notes. The recitals and statements herein are deemed to be those of the Company and the Trustee assumes no responsibility for their correctness. The Trustee shall not be accountable for the use or application by the Company of the Series C Notes or the proceeds thereof.

Section 3.5 Effectiveness. The provisions of this Series C Supplemental Indenture shall become effective as of the date hereof.

Section 3.6 Separability. In case any provision in this Series C Supplemental Indenture or in the Series C Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

IN WITNESS WHEREOF, the parties hereto have caused this Series C Supplemental Indenture to be duly executed as of the day and year first above written.

Luckin Coffee Inc. (as Company)

By:
Name:
Title:

[Series C Supplemental Indenture]

Luckin Coffee Investment Inc. (as Subsidiary Guarantor)

By:
Name:
Title:

[Series C Supplemental Indenture]

Luckin Coffee Roasting (Hong Kong) Limited (as Subsidiary Guarantor)

By:
Name:
Title:

[Series C Supplemental Indenture]

Luckin Coffee (Hong Kong) Limited (as Subsidiary Guarantor)

By:
Name:
Title:

[Series C Supplemental Indenture]

Luckin Coffee Roastery (Hong Kong) Limited (as Subsidiary Guarantor)

By:
Name:
Title:

[Series C Supplemental Indenture]

LUCKIN COFFEE USA HOLDINGS INC., as Subsidiary Guarantor

By:
Name:
Title:

[Series C Supplemental Indenture]

LUCKIN COFFEE INTERNATIONAL HOLDINGS INC., as Subsidiary Guarantor

By:
Name:
Title:

[Series C Supplemental Indenture]

LUCKIN COFFEE (USA) INC., as Subsidiary Guarantor

By:
Name:
Title:

[Series C Supplemental Indenture]

LUCKIN COFFEE INTERNATIONAL (HONG KONG) LIMITED, as Subsidiary Guarantor

By:
Name:
Title:

[Series C Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

By:
Name:
Title:

[Series C Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Common Security Agent, Paying Agent, Registrar and Transfer Agent

By:
Name:
Title:

[Series C Supplemental Indenture]

SCHEDULE I

List of Initial Subsidiary Guarantors

Name of Subsidiary Guarantor	Jurisdiction of Incorporation
Luckin Coffee Investment Inc.	British Virgin Islands
Luckin Coffee USA Holdings Inc.	British Virgin Islands
Luckin Coffee International Holdings Inc.	British Virgin Islands
Luckin Coffee (USA) Inc.	Delaware
Luckin Coffee Roasting (Hong Kong) Limited	Hong Kong
Luckin Coffee (Hong Kong) Limited	Hong Kong
Luckin Coffee Roastery (Hong Kong) Limited	Hong Kong
Luckin Coffee International (Hong Kong) Limited	Hong Kong

EXHIBIT A

Form of Series C Notes

LUCKIN COFFEE INC.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO. THIS SECURITY MAY NOT BE EXCHANGEABLE IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN CEDE & CO. OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

A-1

No. S-[●]

CUSIP: [ ]

ISIN: [ ]

LUCKIN COFFEE INC.

GLOBAL NOTE

Principal amount US$[ ], as revised by the
Schedule of Exchanges of Notes attached hereto

LUCKIN COFFEE INC.

ZERO COUPON SERIES C SENIOR NOTES DUE 2023 (the “Series C Notes”)

Global Note

Unconditionally Guaranteed by

the Signatories listed on the Subsidiary Guarantee hereto

Luckin Coffee Inc., an exempted company incorporated under the laws of Cayman Islands (the “Company”), for value received, hereby promises to pay to CEDE & CO., or registered assigns, upon surrender hereof the principal sum of [ ] (US$[ ]), as revised by the Schedule of Exchanges of Series C Notes attached hereto, on [ ], 2023, or on such earlier date as the principal hereof may become due in accordance with the provisions hereof.

This Series C Note shall not bear any regular interest, and the principal amount of this Series C Note shall not accrete. Any Additional Interest is payable semi-annually in arrears on each [ ] and [ ], commencing on [ ], 2022 (if and to the extent Additional Interest is then payable), to Holders of record at the close of respective Interest Record Date.

Reference is hereby made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Series C Note shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee or an Authenticating Agent acting under the Indenture.

A-2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date: _____, 20__

LUCKIN COFFEE INC.

By:
Name:
Title:

[Signature Page to the Global Note]

Certificate of Authentication

This is one of the Zero Coupon Series C Senior Secured Notes Due 2023 described in the Indenture referred to in this Series C Note.

THE BANK OF NEW YORK MELLON as Authenticating Agent

Authorized Signatory

[Global Note – Certificate of Authentication]

Subsidiary Guarantee

Each of the undersigned (the “Subsidiary Guarantors”) hereby jointly and severally, unconditionally and irrevocably, Guarantees as principal obligor to each Holder of a Series C Note authenticated by the Trustee or the Authenticating Agent and to the Trustee and its successors and assigns the due and punctual payment of the principal of, premium, if any, and interest (if any) on, and all other amounts payable under, the Series C Notes and the Indenture (including interest on overdue principal, premium and interest (if any) on the Notes). The obligations of each Subsidiary Guarantor are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (1) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Series C Note, by operation of law or otherwise; (2) any modification or amendment of or supplement to the Indenture or any Series C Note; (3) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Series C Note; (4) the existence of any claim, set off or other rights which the Subsidiary Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaims; (5) any invalidity, irregularity, or unenforceability relating to or against the Company for any reason of the Indenture or any Series C Note; or (6) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Subsidiary Guarantor’s obligations hereunder.

This Subsidiary Guarantee shall not be discharged with respect to any Series C Note except by payment in full of the principal of, premium, if any, and interest (if any) on the Series C Notes and all other amounts payable, in respect of any Subsidiary Guarantor, or as otherwise contemplated in the Indenture. In case of the failure of the Company punctually to pay any such principal of, premium, if any, and interest (if any) on the Series C Notes and all other amounts payable, each of the Subsidiary Guarantors hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption or otherwise, and as if such payment were made by the Company.

Each of the Subsidiary Guarantors hereby further agrees that all payments of, or in respect of, principal of, and premium (if any) and interest (if any) in respect of this Subsidiary Guarantee shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or within any jurisdiction in which the Company, a Surviving Person (as defined in the Indenture) or the applicable Subsidiary Guarantor is organized or resident for tax purposes or any jurisdiction through which payment is made by or on behalf of the Company, a Surviving Person or the applicable Subsidiary Guarantor (or any political subdivision or taxing authority thereof or therein), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law.

The obligations of the Subsidiary Guarantors to the holder of this Series C Note and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Base Indenture, and reference is hereby made to such Article and Indenture for the precise terms of the Subsidiary Guarantee.

[Global Note – Subsidiary Guarantee]

This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Series C Note upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee or an Authenticating Agent under the Indenture by manual or electronic signature or signature in scanned format delivered through e-mail of one of its authorized officers.

LUCKIN COFFEE INVESTMENT INC.

LUCKIN COFFEE ROASTING (HONG KONG) LIMITED

LUCKIN COFFEE (HONG KONG) LIMITED

LUCKIN COFFEE ROASTERY (HONG KONG) LIMITED

LUCKIN COFFEE USA HOLDINGS INC.

LUCKIN COFFEE INTERNATIONAL HOLDINGS INC.

LUCKIN COFFEE (USA) INC.

LUCKIN COFFEE INTERNATIONAL (HONG KONG) LIMITED

(each as a Subsidiary Guarantor)

By:
	Name:	[●]
	Title:	Authorized Signatory

[Global Note – Subsidiary Guarantee]

FORM OF REVERSE OF GLOBAL NOTE

LUCKIN COFFEE INC.

Zero Coupon Series C Senior Secured Notes Due 2023 (the “Series C Notes”)

1.        Principal and Additional Interest.

Unless a New Notes A Take-out has occurred, the Company promises to pay the principal of this Series C Note on [ ], 2023.

This Series C Note shall not bear any regular interest, and the principal amount of this Series C Note shall not accrete. Any Additional Interest will be payable as set forth in Section 6.03 of the Base Indenture and Section 2,3 of the Series C Supplemental Indenture, and any reference to interest on, or in respect of, any Series C Note therein shall be deemed to refer solely to Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 6.03 of the Base Indenture; provided, however, that upon the occurrence of the New Notes A Take-out on or prior to the New Notes A Maturity Date, no Additional Interest shall be payable on this Series C Notes.

Any Additional Interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such Additional Interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee (or, if applicable, the Trustee shall send to such Holders) a notice that sets forth the special record date, the payment date and the amount of any Additional Interest to be paid. In any case in which the date of the payment of principal of, premium on or any Additional Interest on the Series C Notes is not a Business Day, then payment of such principal, premium or Additional Interest need not be made on such date but may be made on the next succeeding Business Day. Any payment made on such Business Day shall have the same force and effect as if made on the date on which such payment is due, and no Additional Interest on the Series C Notes shall accrue for the period after such date.

2.       Indenture; Subsidiary Guarantee; Collateral.

This is one of the Series C Notes issued and to be issued in one or more series under a senior secured indenture, dated as of [ ], 2022 (as amended from time to time, the “Base Indenture”), among Luckin Coffee Inc., an exempted company incorporated under the laws of Cayman Islands (the “Company”), the Subsidiary Guarantors listed in Schedule I thereto and The Bank of New York Mellon, as Trustee, the Common Security Agent, the Paying Agent, the Registrar and the Transfer Agent, as supplemented by the Supplemental Indenture dated as of [ ], 2022, by and between the Company, Subsidiary Guarantors, the Trustee, the Common Security Agent, the Paying Agent, the Registrar and the Transfer Agent (the “Series C Supplemental Indenture,” together with the Base Indenture, the “Indenture”) to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee, the Joint Liquidation Providers and the Holders of the Series C Notes and of the terms upon which the Series C Notes are, and are to be, authenticated and delivered. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Series C Notes include those stated in the Indenture. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Series C Note and the terms of the Indenture, the terms of the Indenture will control.

The Series C Notes are general obligations of the Company. The Indenture provides for the issuance from time to time of up to such principal amount or amounts as may from time to time be authorized of the Series C Notes, and the originally issued Series C Notes and any additional Series C Notes vote together for all purposes as a single class. This Series C Note is guaranteed by the initial Subsidiary Guarantors and will be secured by the Collateral, as set forth in the Indenture.

The Indenture limits, among other things, the ability of the Company to Incur or guarantee additional Indebtedness and issue disqualified or preferred stock, declare dividends on its Capital Stock or purchase or redeem Capital Stock, make investments or other specified Restricted Payments, issue or sell Capital Stock of Restricted Subsidiaries, guarantee Indebtedness, sell assets, create any Liens, enter into certain Sale and Leaseback Transactions, enter into agreements that restrict the Restricted Subsidiaries’ ability to pay dividends, transfer assets or make intercompany loans, enter into transactions with equity holders or affiliates or effect a consolidation or merger.

3.       Optional Redemption; Mandatory Redemption

The Company may at its option redeem the Series C Notes, in whole but not in part, at any time prior to [ ], 2023, at a redemption price equal to 100% of the principal amount of the Series C Notes redeemed plus the accrued and unpaid Additional Interest, if any, to (but not including) the redemption date.

The Company will give not less than 10 days’ nor more than 60 days’ notice of any redemption to the Holders and the Trustee in accordance with the Indenture. If the Company plans to redeem less than all of the Series C Notes, the Series C Notes will be redeemed on a pro rata basis. If less than all Series C Notes having the same terms are to be redeemed, and the Series C Notes are Global Notes, the particular Series C Notes to be redeemed shall be selected in accordance with Applicable Procedures. If the Series C Notes are not Global Notes, the particular Series C Notes to be redeemed shall be selected by the Trustee from the Outstanding Series C Notes not previously called for redemption, by such method as the Trustee shall deem appropriate.

If any Series C Note is to be redeemed in part only, the notice of redemption relating to such Series C Note will state the portion of the principal amount to be redeemed. A new Series C Note in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note. On and after the redemption date, Additional Interest (if any) will cease to accrue on Series C Notes or portions of them called for redemption.

Mandatory Redemption. Upon the occurrence of the New Notes A Take-out (if at all), the Company shall redeem all outstanding Series C Notes (including any accrued and unpaid Additional Interest) for $0.00 on the fifth Business Day following the New Notes A Take-out in accordance with the Applicable Procedure Procedures (if the Series C Notes are in global form), regardless of whether a Default or an Event of Default has occurred under the Series C Notes. To redeem the Series C Notes according to this Section 2.4, the Company shall, on or shortly prior to the date of the New Notes A Take-out, give notice of redemption to the Trustee and the Holders of the Series C Notes. If the New Notes A Take-out does not occur as of the New Notes A Maturity Date, such failure shall constitute a Repayment Default and the Company’s right to redeem all outstanding Series C Notes for $0.00 shall expire.

4.       Registered Form; Denominations; Transfer; Exchange.

The Series C Notes are in registered global form without coupons in denominations of US$1,000 and any multiple of US$1,000 in excess thereof. A Holder may register the transfer or exchange of Series C Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Series C Note or certain portions of a Series C Note.

5.        Defaults and Remedies.

If an Event of Default as defined in the Indenture with respect to the Series C Notes (other than a Bankruptcy Default) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Series C Notes then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the written direction of such Holders of Series C Notes shall, subject to receiving indemnity and/or security and/or pre-funding to its satisfaction, declare the principal of, premium, if any, and accrued and unpaid Additional Interest (if any) on the Series C Notes to be immediately due and payable. If a Bankruptcy Default occurs and is continuing, the Series C Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Series C Notes except as provided in the Indenture. The Trustee may require security and/or indemnity and/or pre-funding satisfactory to it before it enforces the Indenture or the Series C Notes. Subject to certain limitations, Holders of more than 50% of the aggregate principal amount of all Series C Notes issued under the Indenture (and any supplemental indenture thereto) then outstanding may direct the Trustee in its exercise of remedies.

6.       Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Series C Notes may be amended, or default may be waived, with the consent of the Holders of more than 50% of the aggregate principal amount of all the outstanding Notes of the affected series. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Series C Notes to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder.

7.       Authentication.

This Series C Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Series C Note.

8.       Governing Law.

This Series C Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9.       Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder of any Series C Note upon written request and without charge.

TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned hereby transfers to

___________________________________________________
___________________________________________________
___________________________________________________

(PRINT NAME AND ADDRESS OF TRANSFEREE)

US$___________ principal amount of this Series C Note, and all rights with respect thereto, and irrevocably constitutes and appoints __________________________ as attorney to transfer this Series C Note on the books kept for registration thereof, with full power of substitution.

Dated
Certifying Signature
Signed

Note:

(i) The signature on this transfer form must correspond to the name as it appears on the face of this Series C Note in every particular.

(ii) A representative of the Holder of this Series C Note should state the capacity in which he or she signs (e.g., executor).

(iii) The signature of the person effecting the transfer shall conform to any list of duly authorized specimen signatures supplied by the registered holder or shall be certified by a bank which is a member of the Medallion Program or in such other manner as any Paying Agent, the Registrar or Transfer Agent may require.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Series C Note purchased by the Company pursuant to Sections 4.12 or 4.13 of the Base Indenture, check the box: ❑

If you wish to have a portion of this Series C Note purchased by the Company pursuant to Sections 4.12 or 4.13 of the Base Indenture, state the amount (in original principal amount) below:

US$_____________________.

Wire transfer instructions for delivery of proceeds from the purchase of the Series C Note are as follows:

[                                      ]

Date:____________

Your Signature:__________________________

(Sign exactly as your name appears on the other side of the Series C Note)

Signature Guarantee*:____________________

________________________

*Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Trustee, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF SERIES C NOTES

The following changes in the aggregate principal amount of Series C Notes represented by this Global Note have been made:

Date of Decrease/Increase	Amount of decrease in aggregate principal amount of Series C Notes	Amount of increase in aggregate principal amount of Series C Notes	Outstanding Balance	Notation Made by or on Behalf of Registrar